EXHIBIT 10.1.1

FIRST AMENDMENT TO PROGRAM AGREEMENT

This First Amendment (this “First Amendment”) is made as of July 7, 2017 (the “First Amendment Execution Date”) to the Co-Brand and Private Label Consumer Credit Card Program Agreement between Synchrony Bank, a federal savings bank (“Bank”) and At Home Stores LLC, a Delaware limited liability company (“Company”), dated September 7, 2016 (the “Agreement”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

RECITALS:

WHEREAS, the parties wish to amend the Agreement to include the terms set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      AMENDMENTS

1.1.                            Loyalty Program Incentive.  Pursuant to Section 4.6(b) of the Agreement, the parties have developed and agree to an initial Loyalty Program Incentive for the Cardholder Loyalty Program, to be in effect as of the Program Commencement Date, as set forth on a new Schedule 4.6(b) to the Agreement and attached hereto as Exhibit 1.

1.2.                            Schedule 2.2.  Schedule 2.2 is hereby amended by deleting the “Minimum Purchase” row in its entirety and adding the following below the “Payment Requirement” row thereof:

Minimum Purchase when transaction does not include the first purchase 10% off discount offer	$299	$499
Minimum Purchase when the transaction does include the first purchase 10% off discount offer	$269	$449

1.3.                            Schedule 5.2(a).  Schedule 5.2(a) is hereby deleted in its entirety and replaced with a new Schedule 5.2(a) attached hereto as Exhibit 2.

2.                                      MISCELLANEOUS

2.1                               Authorization.  Each of the parties hereto hereby represents and warrants that:

(a)                                 it has the requisite corporate power and authority to enter into this First Amendment.

(b)                                 all corporate acts and other proceedings required to be taken by it to authorize the execution, delivery and performance of this First Amendment and the consummation of the transactions contemplated hereby have been duly and properly taken; and

(c)                                  this First Amendment has been duly executed and delivered and constitutes a valid and binding obligation, enforceable against it in accordance with its terms.

2.2                         Effect of Amendment.  This First Amendment is hereby incorporated into and made a part of the Agreement.  Except as amended by this First Amendment, all terms and provisions of the Agreement shall continue and remain in full force and effect and binding upon the parties thereto and no party shall be deemed to waive any right thereunder.

2.3                         Binding Effect.  This First Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

2.4                         Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of Utah without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

2.5                         Counterparts.  This First Amendment may be executed in counterparts and by exchanging faxes, and each counterpart or faxed set of signatures shall be considered an original.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth in the preamble hereto.

SYNCHRONY BANK

By:	/s/ Curtis Howse

Title:	SVP/ GM DCG

AT HOME STORES LLC

By:	/s/ Judd T. Nystrom

Title:	Chief Financial Officer

Exhibit 1 to First Amendment

SCHEDULE 4.6(b)

Loyalty Program Incentive

	PLCC	Co-Brand
In-Store Earn	• 5 points per $1 spent, including taxes, at any At Home Store	• 5 points per $1 spent, including taxes, at any At Home Store

World Based Earn	None	• 3 points per $1 spent, including taxes, at non-At Home stores identified as Grocery • 1 points per $1 spent, including taxes, at non-At Home stores excluding Grocery

First Purchase Offer	• 10% off the first At Home Store purchase	• 10% off the first At Home Store purchase

Deferred Interest Promo Combinability	• 6-month and 12-month deferred interested promotions will be combinable with In-Store Earn and First Purchase Offer, when deferred interest promotions are offered	• 6-month and 12-month deferred interested promotions will be combinable with In-Store Earn and First Purchase Offer, when deferred interest promotions are offered

Reward Redemption

•                  Reward shall be redeemed in the form of reward certificates included in the monthly cardholder statement.

•                  Reward certificates will automatically generate once the cardholder reaches 500 points.

•                  Minimum reward certificate amount is $5; maximum individual certificate amount is $20; maximum number of certificates per statement is 4

•                  Reward shall be redeemed in the form of reward certificates included in the monthly cardholder statement.

•                  Reward certificates will automatically generate once the cardholder reaches 500 points.

•                  Minimum reward certificate amount is $5; maximum individual certificate amount is $20; maximum number of certificates per statement is 4

Exhibit 2 to First Amendment

SCHEDULE 5.2(a)

Key Initial Cardholder Terms

The key initial cardholder terms for new Accounts will be:

	PLCC	Co-Brand
Standard APR	27.24% Variable (Prime + 23.74%)	27.24% Variable (Prime + 23.74%)

Default APR	None	None

Transactional Fees: - APR for Cash Advances - Foreign Transaction	Not Applicable	Either $10 or 5% of the amount of each cash advance, whichever is greater. 3% of each foreign transaction

Grace Period	23 days after the close of each billing cycle.	23 days after the close of each billing cycle.

Annual Fee	None	None

Min. Finance Charge	If charged interest, the charge will be no less than $2.00	If charged interest, the charge will be no less than $2.00

Min. Payment

Greater of (1) $27, or $38 (which includes any past due amounts) if failure to pay the total minimum payment due by the due date in any one or more of the prior six billing cycles, or (2) the sum of: (a) any past due amounts; plus (b) 1% of new balance shown on billing statement (excluding any balance in connection with a special promotional purchase with a unique payment calculation); plus (c) any late payment fees charged in the current billing cycle; plus (d) all interest charged in the current billing cycle; plus (e) any payment due in connection with a special promotional purchase with a unique payment calculation

Greater of (1) $27, or $38 (which includes any past due amounts) if failure to pay the total minimum payment due by the due date in any one or more of the prior six billing cycles, or (2) the sum of: (a) any past due amounts; plus (b) 1% of new balance shown on billing statement (excluding any balance in connection with a special promotional purchase with a unique payment calculation); plus (c) any late payment fees charged in the current billing cycle; plus (d) all interest charged in the current billing cycle; plus (e) any payment due in connection with a special promotional purchase with a unique payment calculation

Late Payment Fee 1st / 2nd *	$27 (or $38 for subsequent late payments within six billing cycles); but not greater than the minimum payment due.	$27 (or $38 for subsequent late payments within six billing cycles); but not greater than the minimum payment due.

Over Limit Fee	None	None